Exhibit 10.33

THIS PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE NOTE IS BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE NOTE IS “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS IT IS REGISTERED UNDER THE ACT, OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

PROMISSORY NOTE

Principal Amount: $625,000	June 30, 2025
Purchase Amount: $500,000

THIS PROMISSORY NOTE (this “Note”) is issued by Inspire Veterinary Partners, Inc. a Nevada corporation, (the “Company”) to Target Capital 1 LLC, or its registered assigns (the “Holder”).

ARTICLE I

Section 1.01.   Principal and Interest.  For value received, the Company hereby promises to pay to the Holder in the form of lawful money of the United States of America, the principal sum of $625,000.00 (the “Principal Amount”) (subject to adjustment herein), of which $500,000.00 is the actual amount of the purchase price hereof plus an original issue discount in the amount of $125,000.00 (the “OID”), when such amounts become due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date shall be the earlier of (i) six (6) months from the issuance date, or (ii) the close of any capital raise conducted by the Company (the “Maturity Date”).

Section 1.02.   Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

Section 1.03. Right to Prepay.  The Company shall have the right to prepay all or any portion of the Principal Amount and all accrued interest thereon (the “Prepaid Amount”) at any time, on or before the Maturity Date, without penalty or premium.

Section 1.04. Capital Raise. In the event of the closing of any capital raise conducted by the Company, no less than fifty (50%) percent of the net proceeds shall be used to repay the Note, until the Note is paid in full.

Section 1.05. Security. This Note is unsecured.

ARTICLE II

Section 2.01. Representations and Warranties of the Company. The Company hereby acknowledges, represents and warrants to the Holder as follows:

(a) Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

(b) Corporate Power and Authority. The Company has all requisite power and authority to issue and deliver this Note and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Note by the Company and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other action or proceeding on the part of the Company is necessary to authorize the execution, delivery, and performance by the Company of this Note and the consummation by the Company of the transactions contemplated hereby.

ARTICLE III

Section 3.01. Events of Default.  Upon the occurrence of any of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) an Event of Default shall be deemed to have occurred:

(a) Default in the payment of the Principal Amount and an accrued interest thereon when the same shall become due and payable (whether on the Maturity Date, by mandatory prepayment, acceleration or otherwise), which default has not been cured within five (5) days after its due date by acceleration or otherwise; or

(b) The Company files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company, and has not been resolved in a period of thirty (30) days after such commencement.

(c) The Company shall fail to observe or perform any other covenant or agreement contained in this Note, which failure is not cured, if possible to cure, within the earlier to occur of (i) two (2) trading days after notice of such failure sent by the Holder to the Company and (ii) five (5) trading days after the Company has become or should have become aware of such failure.

(d) Any material representation or warranty made in this Note shall be untrue or incorrect in any material respect as of the date when made.

(e) the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(f) The Company shall be a party to any “Change of Control Transaction” or “Fundamental Transaction” or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction).

(g) A final non-appealable judgment by any competent court in Canada or the United States for the payment of money in an amount of at least $100,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

(h) The Company shall be delinquent in the filing of any of its quarterly or annual financial reports required to be filed with the Securities and Exchange Commission under the Exchange Act (beyond any period of grace granted by the Commission with respect thereto).

(i) The Company’s Class common stock shall have been de-listed from its current (Nasdaq) Trading Market.

(j) 3. A default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated

Section 3.02. Effect of Default.  Upon the occurrence of an Event of Default as set forth in Section 3.01, the OID shall increase from 20% to 40% (and the Principal Amount will increase from $625,000 to $833,333) and the Holder shall have the right to declare the principal amount and all interest accrued thereon to be immediately due and payable.

Section 3.03. Unconditional Liability. The Company hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note.

ARTICLE IV

Section 4.01. Notice. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

Section 4.02. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 4.03. Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 4.04. Construction.  This Note shall be construed to effectuate the mutual intent of the parties. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note. The headings contained in this Note are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

Section 4.05. Entire Agreement and Amendments.  This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and the Holder. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Holder.

Section 4.06. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Holder who agrees to be bound to the terms of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

INSPIRE VETERINARY PARTNERS, INC.

By:
Name:
Title:	Chief Executive Officer

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